Exhibit 3.2

AMENDED AND RESTATED BY-LAWS

OF

CYTRX CORPORATION

(a Delaware Corporation)

REFLECTING AMENDMENTS

THROUGH NOVEMBER 12, 2020

Article I

CAPITAL STOCK

1. CERTIFICATED OR UNCERTIFICATED SHARES OF STOCK. Shares of stock in CytRx Corporation (the “Corporation”) shall be represented by certificates, or shall be uncertificated, as determined by the Board of Directors of the Corporation (the “Board”) in its discretion. Every holder of stock in the Corporation, if any, represented by certificates shall be entitled to have a certificate signed by, or in the name of, the Corporation by the Chairman or Vice-Chairman of the Board, if any, or by the President or a Vice-President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary of the Corporation certifying the number of shares owned by such holder in the Corporation (and, if the stock of the Corporation shall be divided into classes or series, the class and series of such shares). If such a certificate is countersigned by a transfer agent other than the Corporation or its employee or by a registrar other than the Corporation or its employee, any other signature on the certificate may be a facsimile. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon such a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Whenever the Corporation shall be authorized to issue more than one class of stock or more than one series of any class of stock, and whenever the Corporation shall issue any shares of its stock as partly paid stock, the certificates, if any, representing shares of any such class or series or of any such partly paid stock shall set forth thereon any statements prescribed by the General Corporation Law of the State of Delaware (the “General Corporation Law”). Any restrictions on the transfer or registration of transfer of any shares of stock of any class or series shall be noted conspicuously on the certificates or in the uncertificated share registration records of the Corporation.

The Corporation may issue a new certificate of stock, or, if such stock is no longer certificated, a registration of stock, in place of any certificate theretofore issued by it alleged to have been lost, stolen, or destroyed, and the Board may require the owner of any lost, stolen, or destroyed certificate, or his or her legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft, or destruction of any such certificate or the issuance of any such new certificate or uncertificated shares.

2. FRACTIONAL SHARE INTERESTS. The Corporation may, but shall not be required to, issue fractions of a share. In lieu thereof it shall either pay in cash the fair value of fractions of a share, as determined by the Board, to those entitled thereto or issue scrip or fractional warrants in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip or fractional warrants shall not entitle the holder to any rights of a stockholder except as therein provided. Such scrip or fractional warrants may be issued subject to the condition that the same shall become void if not exchanged for certificated or uncertificated shares representing full shares of stock, as the case may be, before a specified date, or subject to the condition that the shares of stock for which such scrip or fractional warrants are exchangeable may be sold by the Corporation and the proceeds thereof distributed to the holders of such scrip or fractional warrants, or subject to any other conditions which the Board may determine.

3. STOCK TRANSFERS. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, transfers or registration of transfers of shares of stock of the Corporation shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney or legal representative thereunto authorized by power of attorney duly executed and filed with the Secretary of the Corporation or with a transfer agent or a registrar, if any, and on surrender of the certificate or certificates for such shares of stock properly endorsed, or, if such shares are uncertificated, by notification to the Corporation or its stock transfer agent of the transfer of such shares, accompanied by written authorization properly executed, and the payment of all taxes due thereon.

ARTICLE II

STOCKHOLDERS

1. RECORD DATE FOR STOCKHOLDERS. For the purpose of determining the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment or postponement thereof, or to express consent to or dissent from any corporate action in writing without a meeting, or for the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or the allotment of any rights, or to exercise any rights in respect of any change, conversion, or exchange of stock, or for the purpose of any other lawful action, the Board may fix, in advance, a date as the record date for any such determination of stockholders. Such date shall not be more than sixty days nor fewer than ten days before the date of such meeting, nor more than sixty days prior to any other action. If no record date is fixed, the record date for the determination of stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held; the record date for determining stockholders for any other purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto. When a determination of stockholders of record entitled to notice of or to vote at any meeting of stockholders has been made as provided in this paragraph, such determination shall apply to any adjournment or postponement thereof; provided, however, that the Board may fix a new record date for the adjourned or postponed meeting.

2. MEANING OF CERTAIN TERMS. As used herein in respect of the right to notice of a meeting of stockholders or a waiver thereof or to participate or vote thereat or to consent or dissent in writing in lieu of a meeting, as the case may be, the term “share” or “shares” or “share of stock” or “shares of stock” or “stockholder” or “stockholders” refers to an outstanding share or shares of stock and to a holder or holders of record of outstanding shares of stock when the Corporation is authorized to issue only one class of shares of stock, and said reference is also intended to include any outstanding share or shares of stock and any holder or holders of record of outstanding shares of stock of any class upon which or upon whom the Restated Certificate of Incorporation, as amended (the “Certificate of Incorporation”) confers such rights where there are two or more classes or series of shares of stock or upon which or upon whom the General Corporation Law confers such rights notwithstanding that the Certificate of Incorporation may provide for more than one class or series of shares of stock, one or more of which are limited or denied such rights thereunder; provided, however, that no such right shall vest in the event of an increase or decrease in the authorized number of shares of stock of any class or series which is otherwise denied voting rights under the provisions of the Certificate of Incorporation.

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3. STOCKHOLDERS MEETINGS.

TIME. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held on the date and at the time fixed, from time to time, by the Board, provided, that the first annual meeting shall be held on a date within thirteen months after the organization of the Corporation, and each successive annual meeting shall be held on a date within thirteen months after the date of the preceding annual meeting unless the Board determines in good faith to extend the date of such successive annual meeting. A special meeting of the stockholders shall be held on the date and at the time fixed by the Board pursuant to a resolution of the Board adopted by a majority of the Board. Any previously scheduled annual or special meeting of stockholders may be postponed by action of the Board taken prior to the time previously scheduled for such annual or special meeting of stockholders. The annual or special meeting may be postponed by the Corporation to such time and place as is specified in the notice of postponement of such meeting.

PLACE. Annual meetings and special meetings shall be held at such place, if any, within or without the State of Delaware, including by means of remote communications, as the Board from time to time may fix. Whenever the Board shall fail to fix such place, the meeting shall be held at the registered office of the Corporation in the State of Delaware.

REMOTE COMMUNICATIONS. The Board, acting in its sole discretion, may establish guidelines and procedures in accordance with applicable provisions of the General Corporation Law and any other applicable law for the participation by stockholders and proxyholders in a meeting of stockholders by means of remote communications, and may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communications. Stockholders and proxyholders complying with such procedures and guidelines and otherwise entitled to vote at a meeting of stockholders, shall be deemed present in person and entitled to vote at a meeting of stockholders, whether such meeting is to be held at a designated place or solely by means of remote communications.

CALL. Annual meetings and special meetings may be called only by the Board or by any officer instructed by the directors to call the meeting.

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NOTICE OR WAIVER OF NOTICE. Written notice of all meetings shall be given, stating (i) the place, if any, date, and time of the meeting, (ii) the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting and (iii) stating the place within the city or other municipality or community at which the list of stockholders of the Corporation may be examined pursuant to and in accordance with the terms set forth in the following paragraph. The notice of an annual meeting shall state that the meeting is called for the election of directors and for the transaction of other business which may properly come before the meeting, and shall (if any, other action which could be taken at a special meeting is to be taken at such annual meeting) state the additional purpose or purposes. The notice of a special meeting shall in all instances state the purpose or purposes for which the meeting is called. If any action is proposed to be taken which would, if taken, entitle stockholders to receive payment for their shares of stock, the notice shall include a statement of that purpose and to that effect. Except as otherwise provided by the General Corporation Law, a copy of the notice of any meeting shall be given, personally, by mail, or by electronic means where permissible, not fewer than ten days nor more than sixty days before the date of the meeting, unless the lapse of the prescribed period of time shall have been waived, and shall be directed to each stockholder at his or her record address or at such other address which he or she may have furnished by request in writing to the Secretary of the Corporation. Notice by mail shall be deemed to be given when deposited, with postage thereon prepaid, in the United States mail. If a meeting is adjourned or postponed to another time, and such adjournment or postponement is thirty days or fewer, and/or to another place, it shall not be necessary to give notice of the adjourned or postponed meeting unless the Board, after adjournment or postponement, fixes a new record date for the adjourned or postponed meeting. Notice need not be given to any stockholder who submits a written waiver of notice by him or her before or after the time stated therein. Attendance of a person at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual or special meeting of the stockholders need be specified in any written waiver of notice.

STOCKHOLDER LIST. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten days prior to the meeting, either (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. If the meeting is to be held in person, then a list of stockholders entitled to vote at the meeting shall be produced and kept at the time and place of the meeting during the whole time thereof and may be inspected by any stockholder who is present. If the meeting is to be held solely by means of remote communications, then such list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible electronic network, and the information required to access such list shall be provided within the notice of the meeting. The stock registration records of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this Section or the books of the Corporation, or to vote at any meeting of stockholders.

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CONDUCT OF MEETING. Meetings of the stockholders shall be presided over by one of the following officers in the order of seniority and if present and acting - the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, a Vice-President, or, if none of the foregoing is in office and present and acting, by a chairman to be chosen by resolution of the Board. The Secretary of the Corporation, or in his or her absence, an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, then the chairman of the meeting shall appoint a secretary of the meeting. The Board may adopt such rules and regulations for the conduct of any meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board prior to the meeting, the chairman of the meeting shall have the right and authority to prescribe such rules and regulations and procedures and to do all such acts as, in his or her discretion, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) convening the meeting and recessing or adjourning the meeting (whether or not a quorum is present); (ii) determining and announcing the date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote; (iii) the establishment of an agenda or order of business for the meeting; (iv) rules and procedures for maintaining order at the meeting and the safety of those present; (v) limitations or attendance at or participation in the meeting to stockholders of record entitled to vote at the meeting, their duly authorized and constituted proxies, or such other persons as the chairman of the meeting shall determine; (vi) establishing rules and procedures with respect to the recess and adjournment of the meeting; (vii) restrictions on entry to the meeting after the time fixed for the commencement thereof; (viii) restrictions on the use of any audio or video recording devices at the meeting; and (ix) limitations on the time allotted to questions or comments by participants.

The chairman of the meeting shall have the power to recess any such meeting at any time and for any reason, without notice other than announcement at the meeting. In addition to making any other determinations that may be appropriate to the conduct of the meeting, the chairman of the meeting shall, if the facts warrant, determine that a matter of business was not properly brought before the meeting and if such chairman should so determine, such chairman shall so declare to the meeting and any such matter or business determined not to be brought before the meeting shall not be transacted or considered.

PROXY REPRESENTATION. Every stockholder may authorize another person or persons to act for him or her by proxy in all matters in which a stockholder is entitled to participate, whether by waiving notice of any meeting, voting or participating at a meeting, or expressing consent or dissent without a meeting. Every proxy must be signed by the stockholder or by his or her attorney-in-fact. No proxy shall be voted or acted upon after three years from its date unless such proxy provides for a longer period. A duly executed proxy shall be irrevocable if it states that it is irrevocable and if, and only as long as, it is coupled with an interest sufficient in law to support an irrevocable power. A proxy may be made irrevocable regardless of whether the interest with which it is coupled is an interest in the stock itself or an interest in the Corporation generally.

INSPECTORS. The Board, in advance of any meeting, may, but need not, appoint one or more inspectors of election, and may designate one or more alternate inspectors, of the vote, as the case may be, to act at the meeting or any adjournment or postponement thereof. If an inspector or inspectors are not appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his or her ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by him, her or them and execute a certificate of any fact found by him, her or them.

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QUORUM. The holders of a majority of the outstanding shares or stock shall constitute a quorum at a meeting of stockholders for the transaction of any business, but if at any meeting there shall be less than a quorum present, the chairman of the meeting may, to the extent permitted by law, adjourn the meeting from time to time until a quorum shall be present or represented.

VOTING. Each share of common stock shall entitle the holder thereof to one vote. The voting rights of holders of Preferred Stock shall be as set forth in Preferred Stock Designations adopted by the Board in accordance with Article Fourth of the Certificate of Incorporation. In the election of directors, directors shall be elected by a plurality of the votes cast by holders of each class of stock entitled to elect directors or a class of directors. Any other action shall be authorized by an affirmative majority of the shares present in person or represented by proxy and entitled to vote, unless the question is one upon which by express provision of the Certificate of Incorporation or the General Corporation Law a different vote is required, in which case such express provision shall govern and control the decision of such question. In the election of directors, voting need not be by ballot. Voting by ballot shall not be required for any other corporate action except as otherwise provided by the General Corporation Law.

4. STOCKHOLDER ACTION WITHOUT MEETINGS. Whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if all of the stockholders who would have been entitled to vote upon the action if such meeting were held shall consent in writing to such corporate action being taken.

5. STOCKHOLDER PROPOSALS. Except as provided in Article III, Section 2 of these By-laws with respect to stockholder nominations of director candidates, any stockholder entitled to vote in the election of directors may propose any action or actions for consideration by the stockholders at any meeting of stockholders only if written notice of such stockholder’s intent to propose such action or actions for consideration by the stockholders has been given, either by personal delivery or by registered or certified mail, to the Secretary of the Corporation, not fewer than 120 days nor more than 150 days before the anniversary of the mailing date of the previous year’s proxy statement. The deadline for nominations shall apply regardless of any postponement or adjournment of any such meeting and regardless of whether the Corporation is subject to the Securities and Exchange Act of 1934, as amended (the “Exchange Act”).

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(a) Each such notice shall set forth as to the stockholder giving notice and any Stockholder Associated Person (as defined below):

(1) the name and address, as they appear on the Corporation’s books and records of (i) the stockholder who intends to make the proposal, (ii) any other stockholders known by the proposing stockholder to be supporting such proposal and (iii) any Stockholder Associated Person;

(2) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such action or actions for consideration by the stockholders;

(3) the class or series and number of shares of stock of the Corporation which are, directly or indirectly, owned beneficially and of record by such stockholder and such Stockholder Associated Person, the date or dates such shares were acquired and the investment intent at the time such shares were acquired;

(4) a description of any agreement, arrangement or understanding (including, regardless of the form of settlement, any derivative, long or short positions, profit interests, forwards, futures, swaps, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares) that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to create or mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder or any such Stockholder Associated Person or any such nominee with respect to the Corporation’s securities (a “Derivative Instrument”);

(5) to the extent not disclosed pursuant to clause (4) above, the principal amount of any indebtedness of the Corporation or any of its subsidiaries beneficially owned by such stockholder or by any such Stockholder Associated Person, together with the title of the instrument under which such indebtedness was issued and a description of any Derivative Instrument entered into by or on behalf of such stockholder or such Stockholder Associated Person relating to the value or payment of any indebtedness of the Corporation or any such subsidiary;

(6) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or Stockholder Associated Person has a right to vote any shares of stock of the Corporation;

(7) any short interest directly or indirectly held by such stockholder or Stockholder Associated Person in any security issued by the Corporation;

(8) any rights to dividends on the shares of the Corporation owned beneficially by such stockholder or Stockholder Associated Person that are separated or separable from the underlying shares of the Corporation;

(9) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such stockholder or Stockholder Associated Person is a general partner, or directly or indirectly, owns an interest in a general partner;

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(10) any performance-related fees (other than an asset-based fee) that such stockholder or any Stockholder Associated Person is entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of such stockholder’s or any Stockholder Associated Person’s immediate family sharing the same household;

(11) a representation as to whether the stockholder or the Stockholder Associated Person, if any, intends or is part of a group which intends (x) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding stock required to approve or adopt the proposal and/or (y) otherwise to solicit proxies from stockholders in support of such proposal or any such nomination made under Article III, Section 2 hereof;

(12) a description of any agreement, arrangement or understanding with respect to the proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholders giving the notice and any such Stockholder Associated Person, if any, on whose behalf the proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing; and

(13) such information regarding each action or person as would be required to be included in a proxy statement filed with the Securities and Exchange Commission pursuant to the proxy rules of the Exchange Act.

For purposes of these By-laws, “Stockholder Associated Person” of any stockholder shall mean (i) any person controlling, directly or indirectly, or acting in concert with, such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person controlling, controlled by or under common control with such stockholder or a Stockholder Associated Person as defined in the foregoing clauses (i) and (ii).

(b) Each such notice shall also set forth a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these By-laws or some other document of the Corporation, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and any such Stockholder Associated Person, if any, on whose behalf the proposal is made.

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A stockholder providing notice of business proposed to be brought before a meeting shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining stockholders entitled to notice of the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof provided that if the record date for determining the stockholders entitled to vote at the meeting is fewer than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five days after the record date for determining stockholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining stockholders entitled to notice of the meeting), not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof) and not later than five days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date fewer than 15 days prior the date of the meeting or any adjournment or postponement thereof).

In addition to the information required in the stockholder’s notice pursuant to this Section, the stockholder shall, at the request of the Corporation, promptly, but in any event within five business days after such request, provide to the Corporation such other information relating to such stockholder’s notice as the Corporation may reasonably request.

The chairman of the meeting may refuse to consider any stockholder proposal not made in compliance with the foregoing procedure, in addition to any other basis for such refusal afforded by the Exchange Act or otherwise.

Article III

DIRECTORS

1. FUNCTIONS AND DEFINITION. The business of the Corporation shall be managed by the Board. The use of the phrase “Whole Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

2. QUALIFICATIONS AND NUMBER.

(a) Qualifications and Number. Each director of the Corporation shall be a natural person of full age. A director of the Corporation need not be a citizen of the United States, a resident of the State of Delaware or a stockholder of the Corporation. The total number of directors which shall constitute the Whole Board shall be as fixed by resolution of the Board.

(b) Nomination of Candidates. Nominations of candidates for election to the Board at a meeting of the stockholders may be made only by or at the direction of a majority of the Board or by any stockholder entitled to vote in such election who (i) was a stockholder of record of the Corporation at the time of giving the notice provided for in this Article III, Section 2, at the record date for the determination of stockholders entitled to vote at the meeting and at the time the polls are opened at the meeting to receive formal nominations and (ii) timely complies with all requirements of this Article III, Section 2. A nomination may be made by a stockholder only if written notice of the nomination has been given to the Secretary of the Corporation, either by personal delivery or registered or certified mail, not fewer than 120 days nor more than 150 days before the anniversary of the mailing date of the previous year’s proxy statement The deadline for nominations shall apply regardless of any postponement or adjournment of any such meeting and regardless of whether the Company is subject to the Exchange Act. Each such notice shall set forth as to the stockholder giving notice and any Stockholder Associated Person the information required under Article II, Section 5(a).

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(1) Each notice shall also set forth as to each nominee:

(i) the name, address and principal occupation or employment of the person or persons to be nominated;

(ii) the number of shares of any class of the Corporation’s stock beneficially owned by each such person;

(iii) a description of all arrangements or understandings between the stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the stockholder;

(iv) such other information regarding each nominee proposed by the stockholder as would be required to be disclosed pursuant to Regulation 13D and Regulation 14A under the Exchange Act or included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission if the nominee had been nominated by the Board, regardless of whether such person is subject to the provisions of any such rules or regulations;

(v) a representation signed by the nominee that he or she meets the qualifications specified in Section 2(a); and

(vi) to the extent not already provided by this Article III, Section 2(b), the information required pursuant to Article II, Section 5(a) with respect to each nominee.

(2) For a proposed nominee to be eligible to be a nominee for election as a director of the Corporation, the stockholder nominating such proposed nominee must deliver (in accordance with the method, means and time periods prescribed for delivery of notice under this Section and applicable law) to the Secretary of the Corporation at the principal executive offices of the Corporation (i) a written questionnaire with respect to the background and qualifications of such proposed nominee and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire the proposed nominee or the nominating stockholder shall request in writing from the Secretary of the Corporation with at least 10 days’ prior notice); provided, however, that in addition to the information required in the stockholder’s notice pursuant to this subparagraph (2) of paragraph (b), the stockholder shall, at the request of the Corporation, promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of the Corporation’s directors and provide to the Corporation such other information relating to such person as the Corporation may reasonably request; and (ii) a written representation and agreement (in the form provided by the Secretary of the Corporation upon written request with at least 10 days’ prior notice) that such proposed nominee (A) is not and will not become a party to (I) any agreement, arrangement or understanding (whether written or oral) with, and has not given and will not give any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote in such capacity on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (II) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (B) is not and will not become a party to any agreement, arrangement or understanding (whether written or oral) with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director of the Corporation that has not been disclosed to the Corporation, (C) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable law and all applicable rules of the U.S. exchange upon which the common stock of the Corporation is listed and all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and other guidelines of the Corporation (including a requirement to preserve and maintain the confidentiality of the Corporation’s material non-public information), (D) consents to being named in the Corporation’s proxy statement and form of proxy as a nominee of the Corporation and to serving a full term if elected as a director of the Corporation, and (E) will provide facts, statements and other information in all communications with the Corporation and its stockholders that are or will be true and correct in all material respects and do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

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Only persons nominated in accordance with the procedures set forth in this Section 2(b) shall be eligible for election as directors at a meeting of stockholders called for the purpose of electing directors. Accordingly, the chairman of the meeting shall determine whether any nomination by a stockholder has been made in compliance with the foregoing procedure, and if such chairman should so determine that a matter of business was not properly brought before the meeting, such chairman shall so declare at the start of the meeting pursuant to Article II, Section 3 of these By-laws. Any stockholder nomination for a director to be elected by the holders of a class or series of stock of the Corporation must be made by a stockholder of the same class or series.

A stockholder providing notice of a proposed nomination for election to the Board shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct as of the record date for determining stockholders entitled to notice of the meeting and as of the date that is 15 days prior to the meeting or any adjournment or postponement thereof provided that if the record date for determining the stockholders entitled to vote at the meeting is fewer than 15 days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five days after the record date for determining stockholders entitled to notice of the meeting (in the case of any update or supplement required to be made as of the record date for determining stockholders entitled to notice of the meeting), not later than ten days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of 15 days prior to the meeting or any adjournment or postponement thereof) and not later than five days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date fewer than 15 days prior the date of the meeting or any adjournment or postponement thereof).

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The Corporation may require the stockholder providing notice of a proposed nomination for election to the Board to furnish such other information as it may reasonably require relating to such stockholder’s notice, including information to determine the eligibility of its proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder, applicable stock exchange rules and any publicly disclosed standards used by the Board in determining and disclosing the independence of the Corporation’s directors.

3. CLASSES, ELECTION, TERM OF OFFICE AND VACANCIES. The directors shall be divided into three classes, designated as Classes I, II and III, with each class consisting as nearly as possible of one-third (1/3) of the total number of directors. The directors elected at the 1997 annual meeting of stockholders shall be placed in such classes and shall serve such terms as were described in the proxy statement delivered to the Corporation’s stockholders in connection with such meeting. At the 1998 annual meeting of stockholders and at each subsequent annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders. The directors shall be elected at annual meetings of the stockholders, and each director elected shall hold office until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. In the interim between annual meetings of stockholders or special meetings of stockholders called for the election of directors and/or for the removal of one or more directors and for the filling of any vacancy in that connection, any vacancy in the Board resulting from a newly created directorship or from the death, resignation or removal of a director may be filled by the vote of a majority of the directors then in office, although less than a quorum, or by the sole remaining director. A director selected to fill such vacancy shall serve until the end of the term of the position filled or until his or her successor is elected and qualified or his or her earlier death, resignation or removal.

4. MEETINGS.

TIME. Meetings shall be held at such time as the Board shall fix, except that the first meeting of a newly elected Board shall be held as soon after its election as the directors may conveniently assemble.

PLACE. Meetings shall be held at such place, if any, within or without the State of Delaware as shall be fixed by the Board.

CALL. No call shall be required for regular meetings for which the time and place have been fixed. Special meetings may be called by or at the direction of the Chairman of the Board, if any, the Vice-Chairman of the Board, if any, the President, or a majority of the directors in office.

NOTICE OR ACTUAL OR CONSTRUCTIVE WAIVER. No notice shall be required for regular meetings for which the time and place have been fixed. Written, oral or any other mode of notice of the time and place shall be given for special meetings in sufficient time for the convenient assembly of the directors thereat. The notice of any meeting need not specify the purpose of the meeting. Any requirements of furnishing a notice shall be waived by any director who submits a signed waiver of such notice in writing or by electronic transmission before or after the time stated therein. Attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

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QUORUM AND ACTION. A majority of the Whole Board shall constitute a quorum except when a vacancy or vacancies prevents such majority, whereupon a majority of the directors in office shall constitute a quorum, provided, that such majority shall constitute at least one-third of the Whole Board. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting to another time and place. Except as herein otherwise provided, and except as otherwise provided by the General Corporation Law, the act of the Board shall be the act by vote of a majority of the directors present at a meeting, a quorum being present. The quorum and voting provisions herein stated shall not be construed as conflicting with any provisions of the General Corporation Law and these By-laws which govern a meeting of directors held to fill vacancies and newly created directorships in the Board.

CHAIRMAN OF THE MEETING. The Chairman of the Board, if any and if present and acting, shall preside at all meetings. Otherwise, the Vice-Chairman of the Board, if any and if present and acting, or the President, if present and acting, or any other director chosen by the Board, shall preside.

5. REMOVAL OF DIRECTORS. Any or all of the directors may be removed from the Board only for cause, by action of the stockholders.

6. COMMITTEES. The Board may, by resolution passed by a majority of the Whole Board, designate one or more committees, each committee to consist of two or more of the directors of the Corporation. Any director may belong to any number of committees of the Board. The Board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. Any such committee, to the extent provided in the resolution of the Board, shall have and may exercise the powers of the Board in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it. In the absence or disqualification of any member of any such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member.

7. ACTION IN WRITING. Any action required or permitted to be taken at any meeting of the Board or any committee thereof may be taken without a meeting if all members of the Board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board or committee.

Article iv

OFFICERS

The Board shall elect a Chief Executive Officer, President, a Secretary, and a Treasurer, and may elect a Chairman of the Board, a Vice-chairman thereof, and one or more Vice-Presidents, Assistant Secretaries, and Assistant Treasurers, and may elect or appoint such other officers and agents as are desired. The President may but need not be a director. Any number of offices may be held by the same person.

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Officers shall have the powers and duties defined in the resolutions appointing them, or to the extent not set forth therein, officers shall have such powers and duties as are customarily held by persons holding such offices; provided, that the Secretary of the Corporation shall record or cause to be recorded all proceedings of the meetings or of the written actions of the stockholders and of the directors, and any committee thereof, in a book to be kept for that purpose. Unless otherwise provided in these By-laws, in the absence or disability of any officer of the Corporation, the Board or the Chief Executive Officer may, during such period, delegate such officer’s powers and duties to any other officer or to any director and the person to whom such powers and duties are delegated shall, for the time being, hold such office.

Each officer of the Corporation appointed by the Board shall hold office for such terms as may be determined by the Board, or until his or her respective successor is chosen and qualified or until his or her earlier resignation or removal. The Board may remove any officer for cause or without cause.

article v

CORPORATE SEAL

The corporate seal shall be in such form as the Board shall prescribe.

article vi

INDEMNIFICATION

1. MANDATORY INDEMNIFICATION. The Corporation shall indemnify, to the fullest extent permissible under Delaware law, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action or suit by or in the right of the Corporation to procure a judgment in its favor, by reason of the fact that he or she is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

2. MANDATORY ADVANCEMENT OF EXPENSES. Expenses reasonably and actually incurred by a director, officer, employee, or agent in the course of defending any suit under Section 1 of this Article VI shall be paid by the Corporation in advance of the final disposition of the action, suit or proceeding, upon receipt of an undertaking by or on behalf of the director, officer, employee, or agent to repay such amounts if it is ultimately determined that he or she is not entitled to be indemnified by the corporation. The Corporation shall pay these expenses as they are incurred by the person who may be entitled to indemnification.

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3. CONTINUATION OF RIGHT TO INDEMNIFICATION. The indemnification and advancement of expenses expressly provided by these By-laws shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of his or her heirs, executors and administrators.

4. INTENT OF BY-LAW. The intent of this Article VI is to provide the broadest possible rights to indemnification to the directors, officers, employees and agents of the Corporation permissible under the law of Delaware and not to affect any other right to indemnification that may exist.

ARTICLE VII

FISCAL YEAR

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board.

ARTICLE VIII

CONTROL OVER BY-LAWS

The power to amend, alter and repeal these By-laws and to adopt new By-laws, except a By-law classifying directors for election for staggered terms, shall be vested in the Board as well as in the stockholders.1

ARTICLE IX

MISCELLANEOUS PROVISIONS

1. FORUM FOR ADJUDICATION OF DISPUTES. Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee or agent of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the General Corporation Law, the Certificate of Incorporation or these By-laws or (iv) any action asserting a claim governed by the internal affairs doctrine, in each case subject to said Court of Chancery having personal jurisdiction over the indispensable parties named as defendants therein. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section.

Any consent to the selection of an alternative forum to the Court of Chancery under this By-law shall be approved by the Board; provided that, when the action asserts a claim for breach of fiduciary duty by any director, such consent shall also be approved by a committee of the Board made up of one or more directors who are not named as defendants in the action, or, if all directors are named as defendants in the action, then directors who are deemed independent under the stock exchange rules applicable to the Corporation shall form the committee.

For purposes of this By-law, and subject to the Corporation’s right to consent to an alternative forum as provided above, to the extent the Court of Chancery of the State of Delaware does not have jurisdiction over such claims, then any such claim shall also be solely and exclusively brought in a state or federal court located in the State of Delaware, to the extent such court has subject matter jurisdiction over the action.

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